Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Nos. 333-69995 and 333-186916) on Form S-8 of The Macerich Company of our report dated June 25, 2024, relating to the financial statements and supplemental schedule of The Macerich Property Management Company 401(k) Profit Sharing Plan appearing in the annual report on Form 11-K for the year ended December 31, 2023.

/s/ Plante & Moran, PLLC

Chicago, Illinois
June 25, 2024